Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Apollomics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Carry Forward Securities

Carry Forward Securities

Primary Offering

	Equity	Class A Ordinary Shares Underlying Warrants(3)	Other	11,026,900 Class A Ordinary Shares		$127,801,771		$14,083.76	F-1	333-272552	July 24, 2023	$14,083.76

Secondary Offering

	Equity	Class A Ordinary Shares(4)	Other	52,794,176 Class A Ordinary Shares		$260,803,229.44		$28,740.52	F-1	333-272552	July 24, 2023	$28,740.52

	Equity	Warrants to purchase Class A Ordinary Shares(5)	Other	432,431 Warrants		—		—

	Equity	Class A Ordinary Shares Underlying Warrants(6)	Other	432,431 Class A Ordinary Shares		$5,011,875.29		$552.31	F-1	333-272552	July 24, 2023	$552.31

	Equity	Class A Ordinary Shares Underlying Penny Warrants(7)	Other	57,500 Class A Ordinary Shares		$5,750		$0.63	F-1	333-272552	July 24, 2023	$0.63

	Total Offering Amounts					$393,622,625.73		$43,377.21

	Total Fees Previously Paid							$43,377.21

	Total Fee Offsets							N/A

	Net Fee Due							$0(8)

(1)

The securities are being registered solely in connection with the resale of Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of Apollomics Inc. (the “Company”) and warrants, each exercisable to purchase one Class A Ordinary Share at $11.50, of the Company (the “Apollomics Warrants”) by the selling securityholders named in this registration statement.

(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

Represents Class A Ordinary Shares underlying the Apollomics Warrants, issued to former holders of Maxpro Capital Acquisition Corp.’s (“Maxpro”) warrants, which were assumed by the Company in connection with the consummation of its business combination with Maxpro on March 29, 2023 (the “Business Combination”).

(4)	52,794,176 Class A Ordinary Shares are hereby registered for sale by the Selling Securityholders named in this registration statement.
(5)

Represents the resale of Apollomics Warrants. In accordance with Rule 457(g), the entire registration fee for the Apollomics Warrants is allocated to the Class A Ordinary Shares underlying the Apollomics Warrants, and no separate fee is payable for such warrants.

(6)	Represents Class A Ordinary Shares underlying the Apollomics Warrants.
(7)

Represents 57,500 Class A Ordinary Shares underlying warrants to purchase Class A Ordinary Shares at $0.01 per share (the “Penny Warrants”) issued to certain accredited investors in connection with the Business Combination.

(8)

The (i) 11,026,900 Class A Ordinary Shares issuable upon the exercise of the Apollomics Warrants, (ii) 52,794,176 Class A Ordinary Shares registered for resale by the selling securityholders named in this registration statement, (iii) 432,431 Apollomics Warrants registered for resale by the selling securityholders named in this registration statement, (iv) 432,431 Class A Ordinary Shares issuable upon the exercise of Apollomics Warrants and (v) 57,500 Class A Ordinary Shares issuable upon exercise of the Penny Warrants were previously registered pursuant to the Registration Statement on Form F-1 (File No. 333-272552), which was declared effective on July 24, 2023, and as amended by the post-effective amendment filed on September 28, 2023 (the “F-1 Registration Statement”). Pursuant to Rule 429 under the Securities Act, no additional fees are being paid for any of the securities registered for sale in this registration statement as all such securities were previously registered under the F-1 Registration Statement.